CANNABIS SCIENCE, INC.

2016 EQUITY AWARD PLAN

SECTION 1.  PURPOSE AND EFFECTIVE DATE

(a) Purpose.  The Cannabis Science, Inc. 2016 Equity Award Plan (the “Plan”) is intended to promote the interests of the Company and its shareholders by (i) promoting the growth and success of Cannabis Science, Inc. (the “Company”) by linking a significant portion of Participant compensation to the increase in the value of the Company’s Stock, (ii) attracting and retaining non-employee directors, executive personnel and other key employees by offering performance related incentives to achieve a competitive incentive compensation program, (iii) rewarding innovation and outstanding performance as important contributing factors to the Company’s growth and progress thereby aligning the interests of the executive officers, employees, Directors and Consultants with those of the Company’s shareholders by reinforcing the relationship between Participant rewards and shareholder gains obtained through the achievement by Plan Participants of short-term objectives and long-term goals, and (iv) encouraging executive officers, employees, Directors and Consultants to obtain and maintain an equity interest in the Company.

(b) Effective Date.  The Plan will become effective, and Awards may be granted under the Plan, on and after the Effective Date; provided that any Award granted prior to the date the Plan is approved by the Company’s shareholders shall be contingent on such approval.

SECTION 2.  DEFINITIONS

Capitalized terms used but not otherwise defined in the Plan shall have the following meanings:

“10% Stockholder” means a Participant who, as of the date that an Incentive Stock Option is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of capital stock then issued by the Company or a Subsidiary.

“Act” shall mean the Securities Exchange Act of 1934, as amended.

“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 under the Act.  Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

“Award” means a grant of Options or Performance Shares, or any other type of award permitted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful failure of a Participant to perform substantially his or her duties, (ii) a Participant’s willful or serious misconduct that has caused, or could reasonably be expected to result in, material injury to the business or reputation of an Employer, (iii) a Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony, (iv) the breach by a Participant of any written covenant or agreement with an Employer, any material written policy of any Employer or any Employer’s “code of conduct”, or (v) the Participant’s failure to cooperate with an Employer in any internal investigation or administrative, regulatory or judicial proceeding. In addition, the Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.

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“Change of Control” means the first occurrence of any of the following:

(i) a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described herein as a Change of Control whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, in each case other than a transaction:

(A) that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this section as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company, or such a plan is commenced; or

(v) any other event not described in clauses (i) through (iv) above, that the Board, in its discretion, determines to be a Change in Control.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of determining the timing of payment of such Award.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board (or such other committee of the Board with the same or similar authority).

“Consultant” means a Person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.

“Director” means a member of the Board.

“Disability” means, except as otherwise determined by the Committee and set forth in an Award Agreement: (i) with respect to an Incentive Stock Option, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, a physical or mental incapacity which qualifies an individual to collect a benefit under a long term disability plan maintained by the Company, or such similar mental or physical condition which the Committee may determine to be a disability, regardless of whether either the individual or the condition is covered by any such long term disability plan. The Committee shall make the determination of Disability and may request such evidence of Disability as it reasonably determines.

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“Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.

“Effective Date” means February 24, 2016, the date on which the Plan was approved by the Board.

“Employee” means any officer or employee employed by any the Company and any Affiliate thereof in a common-law employee-employer relationship.

“Employer” means the Company and any Affiliate thereof.

“Fair Market Value” means the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sales price reported), per Share on a particular date of the Stock.  If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

“Incentive Stock Option” means an Option that meets the requirements of Section 422 of the Code.

“Non-Employee Director” means a Director who is not an employee of the Company or any Subsidiary.

“Nonqualified Stock Option” means an Option that does not meet the requirements of Section 422 of the Code.

“Option” means the right to purchase Shares at a stated price for a specified period of time.

“Participant” means an Employee, Director or Consultant selected by the Committee to receive an Award under the Plan.

“Performance Shares” means the right to receive Shares pursuant to the Plan.

“Person” has the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof.

“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Act.

“Service” means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

“Share” means a share of Stock.

“Stock” means the common stock of the Company, par value of $0.001 per share.

“Subsidiary” means any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

SECTION 3.  POWERS OF THE COMMITTEE

(a) Eligibility.  Each Employee, Director or Consultant who, in the opinion of the Committee, has the capacity to contribute to the success of the Company is eligible to be a Participant in the Plan.

(b) Power to Grant and Establish Terms of Awards.  The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine which Employees, Directors or Consultants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements.  The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

(c) Administration.  The Plan shall be administered by the Committee.  The Committee shall have full discretionary authority to administer the Plan, including but not limited to the authority to: (i) interpret the provisions of the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry the Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, shareholders, Employers, and each Employee, Director, Consultant, Participant or Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

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Notwithstanding the above statement or any other provision of the Plan, once established, the Committee shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Section 162(m) of the Code, although the Committee may decrease the amount of compensation a Participant may earn under such an Award.  Any action by the Committee to accelerate or otherwise amend an Award for reasons other than retirement, death, Disability or a termination by the Company without Cause, or in connection with a Change of Control, shall include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of the accelerated payment.

(d) Delegation to Other Committees or Officers.  The Committee may delegate to the Company’s Chief Executive Officer and/or to such other officer(s) of the Company, the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of an executive officer of the Company, pursuant to such conditions and limitations as the Committee may establish and only the Committee or the Board may select, and grant Awards to, executive officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such executive officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof.  The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf.  All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(e) Indemnification.  The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to the Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

(f) Participants Based Outside the United States.  To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines necessary or appropriate for such purposes.  Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Section 457A of the Code in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Section 409A of the Code, no later than the end of the short-term deferral period permitted by Section 457A of the Code) notwithstanding anything in the Plan or the Award Agreement to contrary.

SECTION 4.  MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number.  Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for Awards shall be 50,000,000 shares.  Such maximum number of shares shall be subject to adjustment in Section 4(c).  Notwithstanding the provisions of Section 4(b) of the Plan, the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 150,000,000 shares.  Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

(b) Canceled, Terminated or Forfeited Awards, Etc.  Any share of Stock subject to an Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock shall again be available for grant under the Plan; provided that, for purposes of Section 4(a) upon the Net Exercise of any Options, the gross number of shares as to which such Option is being exercised, and not just the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the Plan.

(c) Adjustment in Capitalization.  In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then an adjustment shall be made in the number and class of shares of stock available for Awards under Section 4(a) and the limitations in Section 4(c) and the Committee shall substitute for or add to each share of Stock that may become subject to an Award the number and kind of shares of stock or other securities into which each outstanding share of Stock was changed, for which each such share of Stock was exchanged, or to which each such share of Stock, as the case may be.

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SECTION 5.  STOCK OPTIONS

(a) Grant.  The Committee shall have the authority to grant Options, (whether Incentive Stock Options or Non-statutory Stock Options) at such time or times as shall be determined by the Committee.  The grant date of any Option under the Plan will be the date on which such Option is awarded by the Committee, or such other future date as the Committee shall determine in its sole discretion.  Each Option awarded under the Plan shall be evidenced by an Award Agreement that shall specify (i) the type of Option Award granted, (ii) the number of Shares subject to the Option, (iii) the date of grant, which may not be prior to the date of the Committee’s approval of the grant, (iv) the exercise price, (v) the duration of the Option; and (vi) such other terms and conditions not inconsistent with the Plan as the Committee shall determine including customary representations, warranties and covenants with respect to securities law matters. In no case, may an Incentive Stock Option be granted to a Participant that is not an Employee.

(b) Exercise Price.  The Committee shall establish the exercise price at the time each Option is granted.

(c) Vesting and Exercisability.  The Committee shall establish the vesting and exercisability at the time each Option is granted.

(d) Payment of Option Exercise Price.  No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price and any applicable withholding taxes is received by the Company.  Such payment may be made in cash or its equivalent or, if permitted by the Committee, (i) by exchanging shares of Stock owned by the Participant for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (ii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price of the portion of the Option being exercised. Additionally, to the extent authorized by the Committee (whether at or after the grant date), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.  The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.  A Participant need not present stock certificates when making payment in Stock, so long as other satisfactory proof of ownership of the Stock tendered is provided (e.g., attestation of ownership of a sufficient number of shares of Stock to pay the exercise price).

(e) Incentive Stock Option Status.  Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

SECTION 6.  OTHER STOCK BASED AWARDS

(a) Other Stock Based Awards.  The Committee shall have the authority to grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash.  Without limitation, such Award may include the issuance of Shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or rights to acquire Stock from the Company.  Each such Other Stock Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate.

(b) Termination of Service.  In addition to any other terms and conditions that may be specified by the Committee, each Other Stock Based Award shall specify the impact of a termination of Service upon the rights of a Participant in respect of such Award.

SECTION 7.  CHANGE IN CONTROL

(a) Accelerated Vesting and Payment.

(i) In General.  Except as provided in an employment or individual severance agreement between a Participant and an Employer or an Award Agreement, upon a Change in Control all outstanding Options shall become vested and exercisable immediately.  Additionally, the Committee (as constituted prior to the Change in Control) may provide that in connection with the Change in Control each Option shall be canceled in exchange for an amount (payable in accordance with Section 7(a)(ii) below) equal to the excess, if any, of the Fair Market Value over the exercise price for such Option.

(ii) Payments.  Payment of any amounts calculated in accordance with Section 7(a)(i) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash.  All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than ten business days, following the Change in Control.  For purposes hereof, the fair market value of one share of stock of the New Employer shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control) in good faith.

(b) Termination of Service Prior to Change in Control.  In the event that any Change in Control occurs as a result of any transaction described in clause (i) of the definition of such term, any Participant whose Service is involuntarily terminated by an Employer other than for Cause or is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 7), as continuing in Service until the occurrence of such Change in Control and to have been terminated immediately thereafter.

SECTION 8.  EFFECTIVE DATE, AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN OR AWARDS

(a) General.  The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 8, until the tenth anniversary of the Effective Date, after which no new Awards may be granted under the Plan.  The Board may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(c) of the Plan, (iii) materially modify the requirements for participation in the Plan, or (iv) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, subject to Section 8(b), including without limitation, to change the date or dates as of which (A) an Option becomes exercisable, or (B) Award or Performance Share is deemed earned, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(c) of the Plan) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect in any material way the Participant’s rights under such Award, whether in whole or in part.  No amendment, modification or termination of the Plan or any Award shall adversely affect in any material way any Award theretofore granted under the Plan, without the consent of the Participant.

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(b) Adjustment of Awards upon the Occurrence of Certain Events.

(i) Equity Restructurings.  If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a non-reciprocal transaction between the Company and its stockholders that causes the per share fair market value underlying an Award to change, such as stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Awards that have been granted prior to any such change. Any such adjustment in an outstanding Option shall be made without change in the aggregate exercise price applicable to the unexercised portion of such Option but with a corresponding adjustment in the exercise price for each share of Stock or other unit of any security covered by such Option.

(ii) Reciprocal Transactions.  The Board may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the exercise price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares of Stock resulting from any reciprocal transaction.

(iii) Certain Unusual or Nonrecurring Events.  In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations or accounting principles, and, whenever the Board determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception (as defined in Code Section 409A), the Board will take care not to make an adjustment that would disqualify the Award.

(c) Repricing and Backdating Prohibited.  Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided in Section 8(b), neither the Committee nor any other Person may decrease the exercise price for any outstanding Option after the date of grant nor allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price.  In addition, the Committee may not make a grant of an Option with a grant date that is effective prior to the date the Committee takes action to approve such Award.

SECTION 9.  DEFERRALS AND SECTION 409A.

Notwithstanding anything in this Plan to the contrary, no terms of this Plan relating to Awards or any deferral with respect thereto shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to cause an Award, or the deferral or payment thereof, to become subject to interests and additional tax under Section 409A.

SECTION 10.  TAXES.

(a) Withholding.  The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy any applicable tax withholding requirements under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, social security contributions, and medicare tax contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld.

(b) No Guarantee of Tax Treatment.  Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any Person with respect to the tax consequences of any Award.

(c) Participant Responsibilities.  If a Participant shall dispose of Stock acquired through exercise of an Incentive Stock Option within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e. a disqualifying disposition under the Code), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition.

SECTION 11.  GENERAL PROVISIONS.

(a) Nontransferability of Awards.  No Award shall be assignable or transferable other than by will or the laws of descent and distribution; provided that the Committee may permit, on such terms and conditions as it shall establish, a Participant to transfer some or all of an Award to (i) the Participant’s spouse, child, or grandchild (the “Family Members”), (ii) a trust or trusts in which the Family Members have all of the beneficial interest, or (iii) a partnership or limited liability company in which such Family Members are the only partners or members. Any such transfer shall be without consideration and shall be irrevocable.  No Award so transferred may be subsequently transferred, except by will or applicable laws of descent and distribution.  The Committee may create additional conditions and requirements applicable to the transfer of Awards.  Following the allowable transfer of a vested Option, such Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to the transfer.

Notwithstanding the foregoing, vested or earned Awards may be transferred without the Committee’s pre-approval if the transfer is made incident to a divorce as required pursuant to the terms of a “domestic relations order” as defined in Section 414(p) of the Code; provided that no such transfer will be allowed with respect to Incentive Stock Options if such transferability is not permitted by Code Section 422.

Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.  All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her permitted transferee(s).  The rights of such permitted transferee shall be limited to the rights conveyed to such permitted transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(b) No Right to Employment.  The Plan and the issuance of an Award thereunder shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director or Consultant.  The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company.  Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant.

The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with an Employer.  Each Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award.  The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing.  Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

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(c) No Rights as Shareholder.  Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

(d) Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada (without reference to the principles of conflicts of law).

(e) Construction.  The headings and captions herein are provided for reference and convenience only, and shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.  Whenever the context may require any words used herein in the masculine, shall be construed in the feminine or neuter form; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply.

(f) Severability.  If any provision of the Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or (ii) would disqualify the Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such award agreement and such Award will remain in full force and effect.

(g) Compliance with Legal and Exchange Requirements.  The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state and foreign country laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed.  The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards.  Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

(h) Indemnification.  Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or by-laws, by contract, as a matter of law, or otherwise.

(i) No Impact on Benefits.  Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(j) No Constraint on Corporate Action.  Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(k) No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to the Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(l) Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to the Plan’s benefits.  This Plan does not establish any fiduciary relationship between the Company and any Participant or other Person.  To the extent any Person holds any rights by virtue of an Award granted under the Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

*     *     *     *     *     *

7

CANNABIS SCIENCE, INC.

INCENTIVE STOCK OPTION AGREEMENT

This STOCK OPTION AWARD AGREEMENT (the “Agreement”) is made as of [ISO 1] (the “Grant Date”) by and between Cannabis Science, Inc. (the “Company”), a Nevada corporation, and [ISO 2] (“Grantee”).  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Company’s 2016 Equity Award Plan (the “Plan”).  To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflict or inconsistent term contained herein.

WHEREAS, the Company and Grantee desire to enter into an agreement setting forth the terms pursuant to which the Company shall grant to Grantee an option to acquire certain shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Option.  Pursuant to the Company’s 2016 Equity Award Plan (the “Plan”) the Company hereby grants to Grantee an option (the “Option”) to purchase an aggregate of [ ISO 3 ] shares (the “Underlying Shares”) of Stock, par value $0.001 per share (“Common Stock”), of the Company at a price of $[ ISO 4 ] per share (the “Exercise Price”), purchasable as set forth in and subject to the terms and conditions of this Incentive Stock Option Agreement (the “Agreement”) and the Plan.  Except where the context otherwise requires, the term “Company” shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code.  Capitalized terms used by not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.  To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflict or inconsistent term contained herein.

2. Incentive Stock Option.  This Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

3. Exercise of Option and Provisions for Termination.

(a) Vesting Schedule.  Except as otherwise provided in this Agreement, this Option may be exercised prior to the tenth anniversary of the date of grant (or, in the case of an option described in paragraph (f) of Section 7 of the Plan, prior to the [ISO 5] anniversary of the date of grant) (hereinafter the “Expiration Date”) in installments as to not more than the number of shares of Common Stock then vested pursuant to the vesting provisions set forth below.  The right of exercise shall be cumulative so that if this Option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this Option.

This Option shall become vested as to [ISO 6] % of the Underlying Shares on [ISO 7] (the “First Vest Date”).  Thereafter, this Option shall become vested as to an additional [ISO 8]% of the Underlying Shares on each [ISO 9] anniversary of the First Vest Date for the next [ISO 10] periods.  This option may not be exercised at any time on or after the Expiration Date.

(b) Exercise Procedure.  Subject to the conditions set forth in this Agreement, this Option shall be exercised by the Employee’s delivery of written notice of exercise to the Chief Financial Officer of the Company, specifying the number of shares of Common Stock to be purchased and the Exercise Price to be paid therefor and accompanied by payment in full in accordance with Section 4 hereof; provided, however, that if this Option is held by a Section 16 Participant, such written notice shall be delivered to the Committee. Such exercise shall be effective upon receipt by the Chief Financial Officer or the Committee, as applicable, of the Company of such written notice together with the required payment.  The Employee may purchase less than the number of Underlying Shares for which this Option is vested and exercisable at any point in time; provided, however, that no partial exercise of this Option may be for any fractional shares.

(c) Continuous Employment Required.  Except as otherwise provided in this Section 3, this Option may not be exercised unless the Employee, at the time that he or she exercises this Option, is, and has been at all times since the date of grant of this Option, an employee of the Company.  For all purposes of this Agreement, (i) “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the regulations promulgated under the Code or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation shall be considered for all purposes of this option to be employment by the Company.

(d) Exercise Period Upon Termination of Employment.  If the Employee ceases to be employed by the Company for any reason other than death or Disability or a discharge for Cause, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date); provided, however, that this option shall be exercisable only to the extent that the Employee was entitled to exercise this option on the date of such cessation.

(e) Exercise Period Upon Death or Disability.  If the Employee dies or becomes Disabled prior to the Expiration Date while he or she is an employee of the Company, or if the Employee dies within three months after the Employee ceases to be so employed (other than as the result of a discharge for Cause as specified in paragraph (f) below), this Option shall be exercisable, within the period of one year following the date of death or Disability of the Employee (but in no event after the Expiration Date), by the Employee or by the person to whom this option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder; provided, however, that this option shall be exercisable only to the extent that this option was exercisable by the Employee on the date of his or her death or disability. Except as otherwise indicated by the context, the term “Employee,” as used in this Agreement, shall be deemed to include the estate of the Employee or any person who acquires the right to exercise this Option by bequest or inheritance or otherwise by reason of the death of the Employee or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of ERISA, or the rules promulgated thereunder.

(f) Discharge for Cause.  If the Employee, prior to the Expiration Date, ceases his or her employment with the Company because he or she is discharged for Cause, the right to exercise this Option shall terminate immediately upon such termination for Cause.

4. Payment of Exercise Price.

(a) Method of Payment.  Payment of the Exercise Price for the Underlying Shares purchased upon exercise of this Option shall be made by delivery to the Company of cash or a check to the order of the Company in an amount equal to the aggregate Exercise Price for such Underlying Shares (a “Cash Exercise”), or by delivery to the Company of shares of Common Stock then owned by the Employee having a Fair Market Value, as of the date prior to the date of exercise of this Option, equal in amount to the aggregate Exercise Price for such Underlying Shares (a “Cashless Exercise”), or by any combination of Cash Exercise and Cashless Exercise.

(b) Delivery of Shares Tendered in Payment of Exercise Price.  An Employee who elects to make a Cashless Exercise, in whole or in part, may not transfer fractional shares or shares of Common Stock with an aggregate Fair Market Value in excess of the aggregate Exercise Price plus applicable withholding taxes.  An Employee shall provide satisfactory proof of ownership of the Common Stock tendered in connection with a Cashless Exercise, as determined by the Chief Financial Officer of the Company in his or her sole discretion; provided, however, that if this Option is held by a Section 16 Participant, such determination shall be made by the Committee.

(c) Restrictions on Use of Option Stock.  Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in connection with a Cashless Exercise to the extent that the shares of Common Stock were (i) acquired within 12 months before the date of such Cashless Exercise or (ii) were acquired in connection with an Award pursuant to the Plan.

8

5. Delivery of Shares; Compliance with Securities Laws, Etc.

(a) General.  The Company shall, upon payment of the Exercise Price, instruct the transfer agent for the Company’s Common Stock to make entry in the books and records of the Company reflecting the Employee as the holder of record the Underlying Shares so purchased and shall promptly deliver to the Employee a statement reflecting such an entry; provided, however, that if any law or regulation requires the Company to take any action with respect to such Underlying Shares before the issuance thereof, then the date of such entry shall be extended for the period necessary to complete such action.

(b) Listing, Qualification, Etc.  This Option shall be subject to the requirement that if, at any time, legal counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Underlying Shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

6. Non-transferability of Option.  Except as provided in paragraph (e) of Section 3, this Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, at the election of the Company, become null, void and of no further force of effect.

7. No Special Employment Rights.  Nothing contained in the Plan or this Agreement shall be construed or deemed by any Person under any circumstances to bind the Company to continue the employment of the Employee for the period within which this Option may be exercised.  However, during the period of the Employee’s employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board, any committee thereof, or by the executive officers of the Company and shall at no time take any action which, directly or indirectly, would be inconsistent with the best interests of the Company.

8. Rights as a Shareholder.  The Employee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this Option unless and until the date on which Employee becomes the holder of record of the Underlying Shares purchased pursuant to this option on the books and records of the Company, as maintained by the transfer agent for the Company’s Common Stock.  No adjustment shall be made for dividends or other rights for which the record date is prior to such date.

9. Adjustments.

(a) General.  If: (i) the Company shall at any time be involved in a merger or other transaction in which shares of Common Stock are changed or exchanged, (ii) the Company shall subdivide or combine shares of Common Stock or the Company shall declare a dividend payable in shares of Common Stock, other securities or other property, (iii) the Company shall effect a cash dividend the amount of which, on a per share of Common Stock basis, exceeds ten percent (10%) of the Fair Market Value of a share of Common Stock at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on shares of Common Stock in the form of cash, or a repurchase of shares of Common Stock, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving shares of Common Stock, or (iv) any other event shall occur, which in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust as applicable: (i) the number and kind of shares or other securities subject to this Option and (ii) the Exercise Price for each share of Common Stock subject to this Option, without changing the aggregate Exercise Price as to which this option remains exercisable.

(b) Board Authority to Make Adjustments.  Adjustments under this Section 9 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final and binding.  No fractional shares will be issued pursuant to this option on account of any such adjustments.

(c) Limits on Adjustments.  No adjustment shall be made under this Section 9 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Employee.

10. Change of Control.

(a) General.  In the event of a Change of Control, the Employee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 9 of the Plan.

(b) Acceleration.  In the event of the occurrence of a Change of Control, the vesting schedule set forth in Section 3(a) of this Agreement may be accelerated in whole or in part at the sole discretion of the Committee.

11. Withholding Taxes.  The Company’s obligation to deliver Underlying Share upon the exercise of this Option shall be subject to the Employee’s satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

12. Limitations on Disposition of Underlying Shares.  It is understood and intended that this Option shall qualify as an “incentive stock option” as defined in Section 422 of the Code.  Accordingly, the Employee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any Underlying Shares acquired upon exercise of this Option within one year after the day of the transfer of such shares to the Employee, nor within two years after the grant of this Option.  If the Employee intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any such Underlying Shares within said periods, he or she will notify the Company in writing within ten days after such disposition.

13. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(b) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

(c) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(d) Whenever the context may require, any pronouns used in this Agreement are deemed to include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns are deemed to include the plural, and vice versa.

(e) This option shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof.

[NEXT PAGE IS SIGNATURE PAGE]

9

Date of Grant

, 2016

CANNABIS SCIENCE, INC.

By: ______________________________

Printed Name: _____________________

Title: ____________________________

EMPLOYEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing Incentive Stock Option and agrees to the terms and conditions of this Agreement and the Company’s 2016 Equity Award Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2016 Equity Award Plan.

EMPLOYEE

_____________________________________

Printed Name: _________________________

Address:  _____________________________

   _____________________________

Social Security Number: _________________

SPOUSAL CONSENT

The spouse of _________________________, the grantee of the above Incentive Stock Option, is aware of, understands, and consents to the provisions of the Incentive Stock Option and the Company’s 2016 Equity Award Plan, and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Member for any reason shall not have the effect of removing any Incentive Stock Option Award subject to the Company’s 2016 Equity Award Plan Agreement from the coverage thereof and that his or her awareness, understanding, consent, and agreement is evidenced by his or her signature below.

By:  _______________________________

Printed Name: _______________________

Incentive Stock Option Agreement – Page ___

10

CANNABIS SCIENCE, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

This STOCK OPTION AWARD AGREEMENT (the “Agreement”) is made as of [NQSO 1] (the “Grant Date”) by and between Cannabis Science, Inc. (the “Company”), a Nevada corporation, and [NQSO 2] (“Grantee”).  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Company’s 2016 Equity Award Plan (the “Plan”).  To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflict or inconsistent term contained herein.

WHEREAS, the Company and Grantee desire to enter into an agreement setting forth the terms pursuant to which the Company shall grant to Grantee an option to acquire certain shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Option.  Pursuant to the Company’s 2016 Equity Award Plan (the “Plan”), the Company hereby grants to Grantee an option (the “Option”) to purchase an aggregate of [ NQSO 3 ] shares (the “Underlying Shares”) of Common Stock, par value $0.001 per share (“Common Stock”), of the Company at a price of $[ NQSO 4 ] per share (the “Exercise Price”), purchasable as set forth in and subject to the terms and conditions of this Nonstatutory Stock Option Agreement (the “Agreement”) and the Plan.  Except where the context otherwise requires, the term “Company” shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code.  Capitalized terms used by not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.  To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflict or inconsistent term contained herein.

2. Exercise of Option and Provisions for Termination.

(a) Vesting Schedule.  Except as otherwise provided in this Agreement, this Option may be exercised prior to the tenth anniversary of the date of grant (or, in the case of an option described in paragraph (f) of Section 7 of the Plan, prior to the [NQSO 5] anniversary of the date of grant) (hereinafter the “Expiration Date”) in installments as to not more than the number of shares of Common Stock then vested pursuant to the vesting provisions set forth below.  The right of exercise shall be cumulative so that if this Option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this Option.

This Option shall become vested as to [NQSO 6] % of the Underlying Shares on [NQSO 7] (the “First Vest Date”).  Thereafter, this Option shall become vested as to an additional [NQSO 8] % of the Underlying Shares on each anniversary of the First Vest Date for the next [NQSO 9] % periods.  This option may not be exercised at any time on or after the Expiration Date.

(b) Exercise Procedure.  Subject to the conditions set forth in this Agreement, this Option shall be exercised by the Optionee’s delivery of written notice of exercise to the Chief Financial Officer of the Company, specifying the number of shares of Common Stock to be purchased and the Exercise Price to be paid therefor and accompanied by payment in full in accordance with Section 3 hereof; provided, however, that if this Option is held by a Section 16 Participant, such written notice shall be delivered to the Committee. Such exercise shall be effective upon receipt by the Chief Financial Officer or the Committee, as applicable, of the Company of such written notice together with the required payment.  The Optionee may purchase less than the number of Underlying Shares for which this Option is vested and exercisable at any point in time; provided, however, that no partial exercise of this Option may be for any fractional shares.

(c) Continuous Engagement Required.  Except as otherwise provided in this Section 2, this Option may not be exercised unless the Optionee, at the time that he or she exercises this Option, is, and has been at all times since the date of grant of this Option, an employee of the Company, or in the case of an Optionee who is a Director of or Consultant to the Company, unless such relationship is not interrupted or terminated by the Company.  For all purposes of this Agreement, (i) “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the regulations promulgated under the Code or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation shall be considered for all purposes of this option to be employment by the Company.

(d) Exercise Period Upon Termination of Employment or Engagement.  If the Optionee ceases to be employed by, or otherwise engaged as a Director of or Consultant to, the Company for any reason other than death or Disability or a discharge for Cause, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date); provided, however, that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this Option on the date of such cessation.

(e) Exercise Period Upon Death or Disability.  If the Optionee dies or becomes Disabled prior to the Expiration Date while he or she is an employee of the Company or is otherwise engaged as a Director of or Consultant to the company, or if the Optionee dies within three months after the Optionee ceases to be so employed or engaged (other than as the result of a discharge for Cause as specified in paragraph (f) below), this Option shall be exercisable, within the period of one year following the date of death or Disability of the Optionee (but in no event after the Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of the Optionee Retirement Income Security Act (“ERISA”), or the rules thereunder; provided, however, that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term “Optionee,” as used in this Agreement, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this Option by bequest or inheritance or otherwise by reason of the death of the Optionee or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of ERISA, or the rules promulgated thereunder.

(f) Discharge for Cause.  If the Optionee, prior to the Expiration Date, ceases his or her employment or engagement with the Company because he or she is discharged for Cause, the right to exercise this Option shall terminate immediately upon such termination for Cause.

3. Payment of Exercise Price.

(a) Method of Payment.  Payment of the Exercise Price for the Underlying Shares purchased upon exercise of this Option shall be made by delivery to the Company of cash or a check to the order of the Company in an amount equal to the aggregate Exercise Price for such Underlying Shares (a “Cash Exercise”), or by delivery to the Company of shares of Common Stock then owned by the Optionee having a Fair Market Value, as of the date prior to the date of exercise of this Option, equal in amount to the aggregate Exercise Price for such Underlying Shares (a “Cashless Exercise”), or by any combination of Cash Exercise and Cashless Exercise.

(b) Delivery of Shares Tendered in Payment of Exercise Price.  An Optionee who elects to make a Cashless Exercise, in whole or in part, may not transfer fractional shares or shares of Common Stock with an aggregate Fair Market Value in excess of the aggregate Exercise Price plus applicable withholding taxes.  An Optionee shall provide satisfactory proof of ownership of the Common Stock tendered in connection with a Cashless Exercise, as determined by the Chief Financial Officer of the Company in his or her sole discretion; provided, however, that if this Option is held by a Section 16 Participant, such determination shall be made by the Committee.

(c) Restrictions on Use of Option Stock.  Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in connection with a Cashless Exercise to the extent that the shares of Common Stock were (i) acquired within 12 months before the date of such Cashless Exercise or (ii) were acquired in connection with an Award pursuant to the Plan.

11

4. Delivery of Shares; Compliance with Securities Laws, Etc.

(a) General.  The Company shall, upon payment of the Exercise Price, instruct the transfer agent for the Company’s Common Stock to make entry in the books and records of the Company reflecting the Optionee as the holder of record the Underlying Shares so purchased and shall promptly deliver to the Optionee a statement reflecting such an entry; provided, however, that if any law or regulation requires the Company to take any action with respect to such Underlying Shares before the issuance thereof, then the date of such entry shall be extended for the period necessary to complete such action.

(b) Listing, Qualification, Etc.  This Option shall be subject to the requirement that if, at any time, legal counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Underlying Shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

5. Non-transferability of Option.  Except as provided in paragraph (e) of Section 2, this Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, at the election of the Company, become null, void and of no further force of effect.

6. No Special Employment or Consulting Rights.  Nothing contained in the Plan or this Agreement shall be construed or deemed by any Person under any circumstances to bind the Company to continue the employment of the Optionee or the engagement of a Director or Consultant for the period within which this Option may be exercised.  However, during the period of the Optionee’s employment or engagement, the Optionee shall render diligently and faithfully the services which are assigned to the Optionee from time to time by the Board, any committee thereof, or by the executive officers of the Company and shall at no time take any action which, directly or indirectly, would be inconsistent with the best interests of the Company.

7. Rights as a Shareholder.  The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this Option unless and until the date on which Optionee becomes the holder of record of the Underlying Shares purchased pursuant to this option on the books and records of the Company, as maintained by the transfer agent for the Company’s Common Stock.  No adjustment shall be made for dividends or other rights for which the record date is prior to such date.

8. Adjustments.

(a) General.  If: (i) the Company shall at any time be involved in a merger or other transaction in which shares of Common Stock are changed or exchanged, (ii) the Company shall subdivide or combine shares of Common Stock or the Company shall declare a dividend payable in shares of Common Stock, other securities or other property, (iii) the Company shall effect a cash dividend the amount of which, on a per share of Common Stock basis, exceeds ten percent (10%) of the Fair Market Value of a share of Common Stock at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on shares of Common Stock in the form of cash, or a repurchase of shares of Common Stock, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving shares of Common Stock, or (iv) any other event shall occur, which in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust as applicable: (i) the number and kind of shares or other securities subject to this Option and (ii) the Exercise Price for each share of Common Stock subject to this Option, without changing the aggregate Exercise Price as to which this option remains exercisable.

(b) Board Authority to Make Adjustments.  Adjustments under this Section 8 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final and binding.  No fractional shares will be issued pursuant to this option on account of any such adjustments.

(c) Limits on Adjustments.  No adjustment shall be made under this Section 98which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

9. Change of Control.

(a) General.  In the event of a Change of Control, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 9 of the Plan.

(b) Acceleration.  In the event of the occurrence of a Change of Control, the vesting schedule set forth in Section 2(a) of this Agreement may be accelerated in whole or in part at the sole discretion of the Committee.

10. Withholding Taxes.  The Company’s obligation to deliver Underlying Shares upon the exercise of this Option shall be subject to the Optionee’s satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

11. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(b) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

(c) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(d) Whenever the context may require, any pronouns used in this Agreement are deemed to include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns are deemed to include the plural, and vice versa.

(e) This option shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof.

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Date of Grant

, 2016

CANNABIS SCIENCE, INC.

By: ______________________________

Printed Name: _____________________

Title: ____________________________

Address:  _____________________________

   _____________________________

Social Security Number: _________________

SPOUSAL CONSENT

The spouse of ________________________, the grantee of the above Non-Qualified Stock Option, is aware of, understands, and consents to the provisions of the Non-Qualified Stock Option and the Company’s 2016 Equity Award Plan, and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Member for any reason shall not have the effect of removing any Non-Qualified Stock Option Award subject to the Company’s 2016 Equity Award Plan Agreement from the coverage thereof and that his or her awareness, understanding, consent, and agreement is evidenced by his or her signature below.

By:  ________________________________

Printed Name: ________________________

Non Statutory Stock Option Agreement – Page ___

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